EXHIBIT 21.1
Subsidiaries of Atlassian Corporation

Atlassian Corporation is a holding company and we conduct substantially all of our business through certain of our subsidiaries. As of June 30, 2026, our subsidiaries, all of which are wholly-owned, are as follows:

Name	Country of Incorporation
AirTrack Software Pty. Ltd.	Australia
Atlassian Australia 1 Pty. Ltd.	Australia
Atlassian Australia 2 Pty. Ltd.	Australia
Atlassian Capital Pty. Ltd.	Australia
Atlassian Corporation Pty. Ltd.	Australia
Atlassian Pty. Ltd.	Australia
Lead Green Pty. Ltd.	Australia
Lead Green Trust	Australia
MITT Australia Pty. Ltd.	Australia
MITT Unit Trust	Australia
Atlassian Canada Inc.	Canada
Secoda Inc.	Canada
Atlassian France SAS	France
Atlassian Germany GmbH	Germany
Atlassian India LLP	India
Atlassian India LLP Employees' Gratuity Trust Fund	India
Atlassian India Services Pvt. Ltd.	India
Atlassian K.K.	Japan
Atlassian B.V.	Netherlands
Atlassian Holdings B.V.	Netherlands
Atlassian New Zealand	New Zealand
Atlassian Philippines, Inc.	Philippines
Atlassian Poland sp z o.o.	Poland
Atlassian Portugal, Unipessoal Lda	Portugal
Atlassian Pte. Ltd.	Singapore
Borneo Data Pte. Ltd.	Singapore
Atlassian Korea Ltd.	South Korea
Opsgenie Yazılım Anonim Şirketi	Turkey
Atlassian Corporation Ltd.	United Kingdom
Atlassian (UK) Operations Ltd.	United Kingdom
Atlassian (Australia) Ltd.	United Kingdom, United States of America
Atlassian (UK) Ltd.	United Kingdom, United States of America
Atlassian (UK) Holdings Ltd.	United Kingdom, United States of America
AgileCraft LLC	United States of America
A Software Company	United States of America
Atlassian Holdings, Inc.	United States of America
Atlassian Network Services, Inc.	United States of America
Atlassian US, Inc.	United States of America
Atlassian (US) LLC	United States of America
Atlassian Ventures LLC	United States of America
Dogwood Labs, Inc.	United States of America
Cycle App, Inc.	United States of America
Loom, Inc.	United States of America
OpsGenie, Inc.	United States of America
The Browser Company of New York Inc.	United States of America
Trello, Inc.	United States of America